Exhibit 10.4

DURATA THERAPEUTICS, INC.

Incentive Stock Option Agreement

Granted Under 2012 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Durata Therapeutics, Inc., a Delaware corporation (the “Company”), on                 , 2012 (the “Grant Date”) to [                ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2012 Stock Incentive Plan (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $[                ] per Share.1 Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ] (the “Final Exercise Date”).2

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to     % of the original number of Shares on the [                    ] anniversary of the Grant Date and as to an additional     % of the original number of Shares at the end of each successive [                    ] period following the [                    ] anniversary of the Grant Date until the [                    ] anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

[1]	This must be at least 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a “10% Shareholder”)) for the option to qualify as an incentive stock option (an “ISO”) under Section 422 of the Code.
[2]	The Final Exercise Date must be no more than 10 years (5 years in the case of a 10% Shareholder) from the date of grant for the option to qualify as an ISO. The correct approach to calculate the final exercise date is to use the day immediately prior to the date ten years out from the date of the stock option award grant (5 years in the case of a 10% stockholder). For example, an award granted to someone on October 1, 2001 would expire on September 30, 2011 (not on October 1, 2011).

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

(f) Change in Control. In the event a Change in Control occurs and the Participant remains employed by the Company, then the option shall become vested such that 50% of the total number of shares then subject to the option that have not yet become vested as of the date of the Change in Control will become vested on the date of the Change in Control. In addition, in the event that the Participant’s employment is terminated by the Company without Cause or the Participant terminates his or her employment with the Company for Good Reason, in each case within 12 months following a Change in Control, then the option shall become vested as to an additional portion of the option such that 100% of the total number of shares then subject to the option that have not yet become vested as of the date of termination will become vested on the date of the Participant’s termination.

(1) As used herein, “Change in Control” shall have the meaning set forth on Exhibit A hereto.

(2) As used herein, “Good Reason” shall mean the occurrence of any of the following events without the Participant’s prior written consent: (i) a material diminution in Participant’s base compensation; (ii) a material diminution in Participant’s authority, duties or responsibilities; (iii) a material change in geographic location at which the Participant performs services; or (iv) any material breach by the Company of this Agreement; provided, however, that no such event or condition shall constitute Good Reason unless (x) the Participant gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (z) the Participant’s termination of employment occurs within one year following the Company’s receipt of such notice.

4.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

5.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

6.	Transfer Restrictions.

(a) This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b) The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4; provided that such a written confirmation shall not be required with respect to Section 4 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

(c) Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

DURATA THERAPEUTICS, INC.

By:

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2012 Stock Incentive Plan.

PARTICIPANT:

Address:

EXHIBIT A – DEFINITION OF CHANGE IN CONTROL

For purposes of this Agreement, “Change in Control” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) a change in the composition of the Board of Directors of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.